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                                                                    EXHIBIT j(1)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees and Shareholders
AIM Special Opportunities Funds:

We consent to the use of our reports on AIM Large Cap Opportunities Fund, AIM Mid Cap Opportunities Fund and AIM Small Cap Opportunities Fund (series portfolios of AIM Special Opportunities Funds) dated December 6, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP


Houston, Texas
February 26, 2001